Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 26, 2026, except for the effects of the discontinued operations as discussed in Note 4, as to which the date is August 11, 2026, with respect to the consolidated financial statements of Helix Energy Solutions Group, Inc. and subsidiaries, incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Houston, Texas
September 15, 2026